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CHS Reports Second Quarter Fiscal Year 2026 Earnings

ST. PAUL, MINN. (April 8, 2026) - CHS Inc., a global agribusiness and the nation’s leading cooperative, today released results for its second quarter of fiscal year 2026. The company reported a net loss of $147.1 million and revenues of $8.4 billion for the quarter that ended February 28, 2026, compared to a net loss of $75.8 million and revenues of $7.8 billion in the second quarter of fiscal year 2025.
Key highlights for second quarter fiscal year 2026 financial results:
•In our energy segment, significantly higher expenses for renewable energy credits (RINs) and unrealized hedging losses were offset by strong operational execution and improved crack spreads.
•Continued market headwinds in grains, including weaker soy and canola crush margins, were partially offset by increased corn export volumes and stronger retail corn margins.
•Decreased agronomy sales volumes in crop nutrients and crop protection product lines, due to a weaker U.S. farm economy, were partially offset by continued strong performance from our CF Nitrogen joint venture.

“CHS continues to deliver strong operational performance for our owners, despite the significant ongoing global industry challenges that are reflected in our financial results," said Jay Debertin, president and CEO of CHS Inc. “We will remain focused on cost discipline, operational excellence and supplying our owners with the inputs they need during planting season, as well as executing against all of our fiscal 2026 priorities."

Starting in fiscal year 2026, the company's financial segments have changed to align with its new end-to-end product-line operating model.

Energy
This segment includes our refined fuels, propane and lubricants product lines. Energy reported a pretax loss of $133.6 million for the first quarter of fiscal year 2026, which represents a $54.2 million decrease versus the prior year period. This reflects significantly increased RINs expenses, as well as commodity market fluctuations and their impact on hedges, partially offset by higher crack spreads and an improved sales mix of refined fuels products.

Grains
The grains segment primarily includes our corn, oilseeds, wheat and specialty grains product lines. The pretax loss of $17.9 million represents a $9.5 million decrease versus the prior year period and reflects:

•Lower oilseed crush margins, partially offset by the timing impact of temporary mark-to-market adjustments associated with commodity derivatives and by higher corn export volumes and stronger retail corn margins.

Agronomy
This segment includes crop nutrients, crop protection and CF Nitrogen. A pretax loss of $11.5 million represents a $0.1 million decrease versus the prior year period and reflects:
•Decreased wholesale and retail crop nutrients margins.

•This decrease was partially offset by continued strong performance from our CF Nitrogen investment, driven by higher urea and UAN prices.

Corporate and Services
This segment includes CHS Capital and CHS Hedging, as well as our Ardent Mills and Ventura Foods joint ventures. The pretax loss of $1.9 million represents a $16.4 million decrease versus the prior year period, due to lower equity method earnings from our joint ventures.

CHS Inc. Earnings*
by Segment
(in thousands $)

	Three Months Ended February 28,		Six Months Ended February 28,
	2026	2025	2026	2025
Energy	$(133,642)	$(79,466)	$18,705	$(63,742)
Grains	(17,936)	(8,393)	18,306	158,607
Agronomy	(11,492)	(11,358)	25,312	16,749
Corporate and Services	(1,907)	14,505	44,888	62,511
(Loss) income before income taxes	(164,977)	(84,712)	107,211	174,125
Income tax (benefit) expense	(17,787)	(8,709)	(6,056)	4,535
Net (loss) income	(147,190)	(76,003)	113,267	169,590
Net (loss) income attributable to noncontrolling interests	(138)	(249)	(164)	554
Net (loss) income attributable to CHS Inc.	$(147,052)	$(75,754)	$113,431	$169,036

*Earnings is defined as income (loss) before income taxes; all prior period segment information has been recast to conform to current year presentation.

CHS Inc. (www.chsinc.com) creates connections to empower agriculture. As a leading global agribusiness and the largest farmer-owned cooperative in the United States, CHS serves customers in 65 countries. We provide critical crop inputs, market access and risk management services that help farmers feed the world. Our diversified agronomy, grains, foods and energy businesses recorded revenues of $35.5 billion in fiscal year 2025. CHS is committed to reducing our impact on the planet, finding and developing new solutions in agriculture and energy, and investing in ways to build a better future for our owners, customers, employees and communities.

This document and other CHS Inc. publicly available documents contain, and CHS officers, directors and representatives may from time to time make, "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our businesses, financial condition and results of operations, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements are discussed or identified in our filings made with the U.S. Securities and Exchange Commission, including in the "Risk Factors" discussion in Item 1A of CHS Annual Report on Form 10-K for the fiscal year ended August 31, 2025. These factors may include changes in commodity prices; political, economic, legal and other risks of doing business globally; ongoing wars and global conflicts; global and regional factors impacting the supply of or demand for our products; the impact of government policies, mandates, regulations and trade agreements, including the imposition of tariffs and retaliatory tariffs; the impact of inflation; the impact of competitive business markets; any loss of members who choose to do business with other companies instead of us; the impact of market acceptance of alternatives to refined petroleum products; consolidation among our suppliers and customers; nonperformance or nonpayment by contractual counterparties; deterioration in credit quality of third parties who owe us money; the effectiveness of our risk management strategies; actual or perceived quality, safety or health risks associated with our products; business interruptions, casualty losses and supply chain issues; the impact of epidemics, pandemics, outbreaks of disease and other adverse public health developments; the impact of workforce factors; technological improvements and sustainability initiatives that decrease demand for our products; technical, legal and opportunistic-related risks from advancements in artificial intelligence; security breaches or other disruptions in our information technology systems or assets; increased scrutiny and changing expectations with respect to environmental, social and governance practices; failures or delays in achieving strategies or expectations related to climate change or other environmental matters; our ability to complete, integrate and benefit from acquisitions, strategic alliances, joint ventures, divestitures and other nonordinary course-of-business events; changes in federal income tax laws or our tax status; the impact and costs of compliance or noncompliance with applicable laws and regulations; the costs of compliance with environmental and energy laws and regulations; the impact of environmental liabilities and litigation; the impact of seasonality; the impairment of long-lived assets; our funding needs and financing sources; financial institutions’ and other capital sources’ policies concerning energy-related businesses; limits on our ability to access equity capital due to our cooperative structure; and other factors affecting our businesses generally. Any forward-looking statements made by us in this document are based only on information currently available to us and speak only as of the date on which the statement is made. We undertake no obligation to update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise except as required by applicable law.